Exhibit 99.1

Stitch Fix Resumes Share Repurchase Program

SAN FRANCISCO, April 1, 2026 (BUSINESSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX) (the “Company”), the leading online personal styling service, today announced that it has resumed repurchases under its existing share repurchase program.
The share repurchase program was previously authorized by the Company’s Board of Directors in January 2022, and enables the Company to repurchase up to $150 million of its Class A common stock from time to time through open market repurchases, privately negotiated transactions, or other means, including pursuant to Rule 10b5-1 trading plans. The actual timing, number and value of shares repurchased in the future will be determined by the Company in its discretion and will depend on a number of factors, including price, trading volume, market conditions, and other general business conditions. The share repurchase program has no expiration date and may be modified, suspended, or terminated at any time.
Between March 17, 2026 and April 1, 2026, the Company repurchased approximately 4.5 million shares of its Class A common stock for an aggregate purchase price of $15 million. Following these repurchases, approximately $105 million remains available under the existing share repurchase program. The Company intends to report information about future repurchases, if any, in its quarterly and annual reports.

About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking, including but not limited to statements regarding the Company’s intentions with respect to its share repurchase program, including the timing, volume, and method of any future repurchases. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; market conditions and the trading price and volume of the Company’s Class A common stock; the Company’s ability to complete repurchases under the share repurchase program in the amount authorized; the impact of the share repurchase program on the Company’s business and financial condition; and other risks described in the Company’s filings with the SEC. Further information on these and other factors that could cause the Company’s financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings the Company makes with the SEC from time to time, including in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026. These documents are available on the SEC Filings section of the investor relations section of the Company’s website at: https://investors.stitchfix.com. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the results of the Company could differ materially from the results expressed or implied by the forward-looking statements the Company makes. Investors should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent management's beliefs and assumptions only as of the date such statements are made.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com